Exhibit 4.12

Translation.

SUPPLEMENTARY AGREEMENT No. 15 TO POLYSILICON SUPPLY CONTRACT

Party A’s Contract No.: TCZ-A1130-0803-CGC-120-2012-3

Party B’s Contract No.: SSC000119

This Agreement is entered into by and between the following parties in Changzhou, China on 22 March 2012:

Party A: Changzhou Trina Solar Energy Co., Ltd.

Address: No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District, Changzhou, Jiangsu

Party B: Changzhou GCL Photovoltaic Technology Co., Ltd.

Address: No.1 Xinsi Road, Trina PV Industrial Park, Xinbei District, Changzhou

Whereas, Party A and Party B signed a Polysilicon Supply Contract regarding the purchase of silicon materials and silicon wafers and reached a number of supplementary agreements thereafter (see Appendix I for details, the foregoing contract and agreements hereinafter collectively referred to as the “Original Contract”), and both parties are willing to seek further and full-spectrum cooperation in terms of joint development of solar energy business. With a view to long-term strategic cooperation, after thorough consultation on an equal and voluntary basis, each party agrees to waive the other party’s default liabilities incurred before 31 December 2011. Both parties hereby enter into the following supplementary agreement (this “Agreement”) regarding such matters as the prices, quantities, offset of advance payment, etc. of the silicon wafers to be purchased in 2012 for mutual compliance:

I.              Arrangement of Silicon Wafer Purchase

1.                                       Both parties agree to reach the following latest arrangement in terms of the prices, quantities, offset of advance payment, etc. of the silicon wafers to be purchased in 2012:

(1)                                  The quantity of silicon wafers to be purchased by Party A from Party B in 2012 shall range from 800MW to 1GW (including the purchase quantity of silicon wafers by third party for its cells under Party A’s coordination and facilitation).

Party B shall provide all of its products for Party A to choose. The table below is the monthly purchase schedule in 2012 upon the date of this Agreement:

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Quantity of silicon wafers (10,000 pieces)	500	1300.9	1000	1000	1000	1200	1200	1200	1200	1200	1000	1000	12800.9
Quantity of silicon wafers used for cells (MW)	N.A.	N.A.	N.A.	20	20	20	40	40	40	57	57	56	350

(Note: Regardless of whatever change of ratio between the above two items, Party A’s total purchase quantity shall be no less than 800MW.)

Party A shall, subject to the market conditions, provide Party B with an updated version of rolling order plan for the next three months before 15th day of each month (inclusive, and in case such day falls on a national holiday or weekend, such day can be postponed to the first working day thereafter), and Party B shall try its best to meet such order plan. In such rolling order plan, the difference between the plan for the next month following the issuance of the plan and the actual purchase quantity shall not exceed 20%. In case Party B cannot supply pursuant to the plan, Party A may purchase the corresponding batch from a third party.

(2)                                  Prior to the signing of this Agreement, i.e. by 1 March 2012, pursuant to the Original Contract signed by Party A and Party B, the total advance payment made by Party A to Party B for silicon wafers and yet to be offset is RMB[****]† (RMB[****]†), from which a monthly offset amounting to RMB[****]† (RMB[****]†) shall be made as from March 2012 until such advance payment is offset to zero.

2.                                       The prices of silicon wafers shall be negotiated on a weekly basis with reference to the market prices of the current month. The order shall be placed on a weekly basis, and the price set out in a placed order shall not be changed. Party B shall offer prices with a competitive market advantage. In case both parties cannot reach an agreement on the price of the week through negotiation by Wednesday, Party B shall implement the order at the most favorable price for the similar product that is offered to the bulk purchase client in the previous week, the sales volume of which is over 1 million pieces, and Party B shall guarantee that Party A enjoys the most favorable price among all the transactions, the sales volume of which is over 1 million pieces. If Party A has any objections to the aforementioned prices, both parties may jointly select a third party with audit qualifications in the PRC to audit and determine such prices, whose conclusion shall be binding upon both parties. Such audit agency shall keep the information submitted by Party B confidential. If there are more transactions of other types of silicon wafers between both parties, the same pricing method as provided herein shall apply.

3.                                       Party A will coordinate and promote the purchase of Party B’s silicon wafers by a third party from whom Party A will purchase cells, so as to increase the quantity of Party B’s silicon wafers purchased by third parties. The corresponding quantity of silicon wafers used for cells will be included into Party A’s purchase quantity of silicon wafers under this Agreement. If Party A intents to purchase cells from a third party, it shall cause Party B to become the silicon wafer supplier of such third party, failing which Party A shall not purchase cells from such third party. If Party A otherwise purchases cells from the third party, the purchase quantity shall not be included into the purchase quantity under this Agreement.

4.                                       In case there are new types of silicon wafers introduced to the market because of technological improvement, Party A may make the purchase of such silicon wafers from Party B in the first priority. If Party B is unable to supply such new type of silicon wafers in a timely manner, Party A may purchase its required type of silicon wafers from the market.

†                  This portion of the Supplementary Agreement No. 15 to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

5.                                       Party B will try its best to purchase Party A’s components in order to improve the demand for silicon wafers, and accordingly Party A will sell its components to Party B at a market competitive price.

II.                                     Miscellaneous

1.                                       If there are any discrepancies or conflicts between the Original Contract and this Agreement, this Agreement shall prevail. Any issues not covered by this Agreement shall be subject to the Original Contract.

2.                                       Any dispute arising out of the Original Contract and this Agreement shall be resolved by both parties through friendly consultation; if no resolution can be reached through consultation, both parties agree to refer such dispute to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission for settlement by arbitration.

3.                                       This Agreement shall take effect after being sealed by both parties.

4.                                       This Agreement shall have four original copies, with each party holding two copies. Each copy shall have the same legal effect.

(No Text Below)

Party A:	Changzhou Trina Solar Energy Co., Ltd. (Company Seal)

Legal Representative or Authorized Representative (Signature):

Company Seal is Affixed

Party B:	Changzhou GCL Photovoltaic Technology Co., Ltd. (Company Seal)

Legal Representative or Authorized Representative (Signature):

Company Seal is Affixed

Appendix I            List of Polysilicon Original Agreement and the Supplementary Agreements and Memorandums

No.	Date of Execution	Contract Title	Party A’s Contract No.
1	29 Mar 2008	Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
2	19 Aug 2008	Supplementary Agreement (1) to Polysilicon Original Agreement and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0
3	Aug 2008	Supplementary Amendment to Supplementary Agreement (1) to Polysilicon Original Agreement and Supplementary Agreements
4	8 Dec 2008	Memorandum
5	21 Jan 2009	Memorandum
6	1 Apr 2009	Contract Performance Memorandum
7	4 May 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-C
8	20 Jul 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-D
9	25 Jul 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-E
10	31 Jul 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-F
11	24 Aug 2009	Supplementary Agreement (2) to Polysilicon Original Agreement and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0
12	26 Oct 2009	Supplementary Agreement (3) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-G
13	20 Nov 2009	Contract Performance Memorandum 09-12	TCZ-A1130-0803-CGC-120-H
14	15 Dec 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-J
15	12 Jan 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-K
16	23 Feb 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-L
17	29 Mar 2010	Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
18	Apr 2010	Memorandum (1) of Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
19	2 Apr 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-M
20	26 Apr 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-N
21	14 May 2010	Memorandum (2) of Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2
22	7 Jul 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-O
23	29 Jul 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-P
24	30 Jul 2010	Memorandum (3) of Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-3
25	24 Aug 2010	Memorandum (4) of Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-4
26	30 Aug 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-Q
27	29 Sep 2010	Supplementary Agreement (5) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-5
28	16 Oct 2010	Supplementary Agreement (6) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-R
29	30 Oct 2010	Supplementary Agreement (7) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-S
30	30 Dec 2010	Supplementary Agreement (8) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-6
31	3 Dec 2010	Supplementary Agreement (9) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-T
32	11 Jan 2011	Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-7
33	28 Dec 2010	Supplementary Agreement (11) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-U
34	26 Jan 2011	Supplementary Agreement (12) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-1
35	2 Apr 2011	Supplementary Agreement (13) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-2
36	28 Apr 2011	May 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-3
37	7 Jun 2011	Memorandum (1) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-8
38	21 Jun 2011	Memorandum (2) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-9
39	21 Jun 2011	Memorandum (3) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-10
40	24 Jun 2011	June 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-4
41	25 Jul 2011	Memorandum (4) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-11
42	14 Oct 2011	Memorandum (5) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-13

No.	Date of Execution	Contract Title	Party A’s Contract No.
43	18 Oct 2011	October 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-5
44	31 Oct 2011	Memorandum (6) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-14
45	8 Nov 2011	Memorandum (7) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-15
46	14 Nov 2011	Memorandum (8) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-16
47	25 Dec 2011	Memorandum (9) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-17
48	25 Dec 2011	Memorandum (10) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-18
49	5 Jan 2012	Memorandum (11) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-19
50	11 Jan 2012	Memorandum (12) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-20
51	6 Feb 2012	Memorandum (13) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-21
52	22 Feb 2012	Memorandum (14) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-22
53	2 Mar 2012	February 2012 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-1